CONSENT OF IVAN C. MACHADO

March 21, 2011

I hereby give my consent to the use of my name and references to and inclusion of information derived from the following reports in the Annual Information Form for the year ended December 31, 2010 (the "AIF") and the annual report on Form 40-F for the year ended December 31, 2010 of Jaguar Mining Inc.:

(a) the Technical Report on the Turmalina Expansion Feasibility Study dated September 9, 2008;

(b) the Technical Report on the Paciência Gold Project Santa Isabel Mine Feasibility Study dated August 7, 2007;

(c) the Technical Report on the Caeté Amended Feasibility Study dated October 29, 2010; and

(d) the Technical Report on the Gurupi Gold Project, Cipoeiro and Chega Tudo Properties Feasibility Study dated January 31, 2011.

I also hereby consent to the incorporation by reference of the information contained in the AIF and the annual report on Form 40-F into the Registration Statement on Form F-10 (Registration No. 333-160040) and Registration Statement on Form S-8 (Registration No. 333-144969) of Jaguar Mining Inc.

Sincerely,

Ivan C. Machado, M.Sc. P.E., P.Eng.
On behalf of himself and TechnoMine Services, LLC